UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2014

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-13458	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Havana Street, Denver, CO		80239
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 373-4860

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 16, 2014, Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), through its wholly owned subsidiary, Neoteric Cosmetics, Inc., entered into a new distribution agreement with Church & Dwight Co., Inc. (the “New Distribution Agreement”). The Company currently distributes Batiste Dry Shampoo pursuant to a distribution agreement with Church & Dwight that expires on December 31, 2014 and will continue to distribute Batiste Dry Shampoo under the terms of the existing agreement through its expiration. Following the expiration of the current distribution agreement, the New Distribution Agreement provides that the Company will be the exclusive distributor of Batiste Dry Shampoo to the specialty retailer channel in the United States, which includes primarily: beauty supply stores, such as Ulta Beauty, one of the Company’s largest customers; apparel retailers, such as Charlotte Russe and TJ Maxx; department stores; and hair salons and distributors to hair salons. Under the New Distribution Agreement, the Company will no longer sell Batiste Dry Shampoo to food, drug and mass retailers in the United States. The New Distribution Agreement has an initial term through December 31, 2016 and automatically renews for one year terms, unless terminated at the end of any such term upon 120 days prior written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT’S LIQUID GOLD-INC.

Date: July 22, 2014	By:	/s/ Barry J. Levine
Barry J. Levine
Chief Financial Officer, Chief Operating Officer and Treasurer